UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012

Material Sciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed on July 24, 2012, Material Sciences Corporation (“MSC”) began leasing a portion of its facility located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois (the “Facility”) to Main Steel Polishing Company, Inc. The lease includes approximately 240,000 square feet of the 280,000 square foot Facility. MSC entered into this lease to enhance the attractiveness of the Facility to potential buyers.

On August 31, 2012, MSC sold the Facility to Torburn Partners, Inc. (“Torburn”) for cash. The net proceeds from the sale were approximately $9.0 million, which amount reflects certain selling costs and the executory costs related to the lease discussed above.

MSC entered into a lease with Torburn under which MSC continues to occupy approximately 35,000 square feet of office space in the Facility to house its corporate and domestic operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

By:	/s/ James D. Pawlak
James D. Pawlak Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

Date: September 6, 2012